Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made as of [●], 2026, by and between FiEE, Inc., a Delaware corporation (the “Company”) and [NAME OF DIRECTOR] (the “Director”).

WHEREAS, the Director is a member of the board of directors of the Company (the “Board”);

WHEREAS, the Company and the Director are parties to that certain Director Agreement, dated as of [●] (the “Director Agreement”); and

WHEREAS, the Company and the Director wish to terminate the Director Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Termination of Director Agreement. The Director Agreement is hereby terminated in its entirety as of the date hereof and neither the Company nor the Director shall have any further rights or obligations thereunder or any continuing liability to the other party thereto. For the avoidance of doubt, the Director is not resigning from the Board and the Director shall continue to serve on the Board following the termination of the Director Agreement until his or her successor shall be elected or until his or her death, resignation or removal.

2. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any conflicts of laws principles.

3. Amendments. No amendment, change, modification or termination of this Agreement or any provision hereof shall be valid or binding unless made in writing and signed by each of the parties hereto.

4. Counterpart Signatures. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form or by DocuSign) in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

5. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and representations, whether written or oral, related to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:

FIEE, INC.

By:
Name:
Title:

DIRECTOR:

Name:

[Signature Page to Termination Agreement]